[Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]






                                                              June 29, 2000


                                24/7 Media, Inc.
                               ------------------
                  Post-Effective Amendment No. 1 on Form S-8 to
                  ---------------------------------------------
                       Registration Statement on Form S-4
                       ----------------------------------
                          (Registration No. 333-35306)
                          ----------------------------


Ladies and Gentlemen:

          We have acted as counsel for 24/7 Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-35306) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the registration of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company under the Securities Act of 1933 (the "Act"), which will be issuable upon the exercise of stock options granted under the Exactis.com, Inc. 1996 Stock Option Plan, the Exactis.com, Inc. 1997 Stock Option Plan, the Exactis.com, Inc. 1999 Equity Incentive Plan and the Exactis.com, Inc. 1999 Employee Stock Purchase Plan (together, the "Plans"), which have been assumed by the Company in connection with the merger of Evergreen Acquisition Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), into Exactis.com, Inc., a Delaware corporation ("Exactis.com"), pursuant to the terms of the Agreement and Plan of Merger dated as of February 29, 2000, by and among the Company, Merger Sub and Exactis.com.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

          Based on the foregoing, we are of the opinion that the Shares, when issued upon the exercise of stock options



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under the Plans, will be validly authorized, legally issued, fully paid and nonassessable.

          We are admitted to practice law in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ CRAVATH, SWAINE & MOORE


24/7 Media, Inc.
   1250 Broadway
      New York, NY 10001

38NS

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